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As filed with the U.S. Securities and Exchange Commission on April 10, 2019

Registration No. 333-229536

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAXART, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	59-1212264 (I.R.S. Employer Identification No.)

290 Utah Ave
Suite 200
South San Francisco, California 94080
(650) 550-3500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Wouter W. Latour M.D.
President and Chief Executive Officer
290 Utah Ave
Suite 200
South San Francisco, California 94080
(650) 550-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John T. McKenna Josh Seidenfeld Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Gary Emmanuel Heidi Steele McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering:    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:    ☒ (File No. 333-229536)

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☒	Smaller Reporting Company ☒ Emerging growth company ☐

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended.    ☐

         This post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended

 Explanatory Note

        This Post-Effective Amendment No. 1 (this "Amendment") relates to the Registrant's Registration Statement on Form S-1 (File No. 333-229536), as amended, declared effective on April 8, 2019 by the Securities and Exchange Commission. The Registrant is filing this Amendment for the sole purpose of replacing Exhibit 5.1 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
Exhibits.

		Incorporated by Reference
Exhibit Number		Schedule/ Form	File Number	Exhibit	File Date
1.1	Underwriting Agreement.	S-1	333-229536	1.1	April 8, 2019
2.1	Agreement and Plan of Merger and Reorganization, dated October 27, 2017, by and among Aviragen Therapeutics, Inc., Vaxart, Inc. and Agora Merger Sub, Inc.	8-K	001-35285	2.1	October 30, 2017
2.2	Amendment No. 1, dated as of February 7, 2018, to the Agreement and Plan of Merger and Reorganization, dated October 27, 2017, by and among Aviragen Therapeutics, Inc., Vaxart, Inc. and Agora Merger Sub, Inc.	8-K	001-35285	2.1	February 7, 2018
3.1	Restated Certificate of Incorporation of Aviragen Therapeutics, Inc.	10-K	001-35285	3.1	September 13, 2016
3.2	Certificate of Amendment to Restated Certificate of Incorporation of Aviragen Therapeutics, Inc.	8-K	001-35285	3.1	February 20, 2018
3.3	Certificate of Amendment to Restated Certificate of Incorporation of Vaxart, Inc.	8-K	001-35285	3.2	February 20, 2018
3.4	Restated By-laws of Aviragen Therapeutics, Inc.	10-K	001-35285	3.2	September 13, 2016
4.1	Reference is made to Exhibits 3.1 to 3.3.
4.2	Specimen Common Stock Certificate.	S-3	333-228910	4.2	December 20, 2018
4.3	Form of Pre-Funded Warrant.	S-1	333-229536	10.25	February 6, 2019
4.4	Form of Common Warrant.	S-1	333-229536	4.4	April 8, 2019
4.5	Form of Representative Warrant.	S-1	333-229536	4.5	April 8, 2019
5.1	Opinion of Cooley LLP.

			Incorporated by Reference
Exhibit Number			Schedule/ Form	File Number	Exhibit	File Date
10.1	+	Collaboration and License Agreement dated September 29, 2003, between Biota Holdings Limited and Sankyo Co., Ltd.	10-Q	001-35285	10.5	May 10, 2013
10.2	+	Amendment #1 to Collaboration and License Agreement dated June 30, 2005, between Biota Holdings Limited, Biota Scientific Management Pty. Ltd. and Sankyo Company, Ltd.	10-Q	001-35285	10.6	May 10, 2013
10.3		Amendment #2 to Collaboration and License Agreement, dated March 27, 2009, between Biota Holdings Limited, Biota Scientific Management Pty. Ltd. and Daiichi Sankyo Company, Limited	10-Q	001-35285	10.7	May 10, 2013
10.4	+	Commercialization Agreement dated March 27, 2009, between Biota Holdings Limited, Biota Scientific Management Pty. Ltd and Daiichi Sankyo Company, Ltd.	10-Q	001-35285	10.8	May 10, 2013
10.5	+	Contract dated March 31, 2011, between Biota Scientific Management Pty. Ltd. and Office of Biomedical Advanced Research and Development Authority within the Office of the Assistant Secretary for preparedness and Response at the U.S. Department of Health and Human Services	10-Q	001-35285	10.9	May 10, 2013
10.6		Research and License Agreement dated February 21, 1990, by and among Biota Scientific Management Pty. Ltd., Biota Holdings Limited, Glaxo Australia Pty. Ltd. and Glaxo Group Limited	10-K	001-35285	10.6	September 27, 2013
10.7	#	2007 Omnibus Equity and Incentive Plan (included as Appendix A to the proxy statement)	DEF 14A	000-04829	—	April 12, 2007
10.8	#	Form of Employee Stock Option Agreement under the 2007 Omnibus Equity and Incentive Plan	8-K	001-35285	10.1	December 10, 2013

			Incorporated by Reference
Exhibit Number			Schedule/ Form	File Number	Exhibit	File Date
10.9	+	Royalty Interest Acquisition Agreement by and between Aviragen Therapeutics, Inc., Biota Holdings Pty Ltd, Biota Scientific Management Pty. Ltd. and HealthCare Royalty Partners III, L.P. dated April 22, 2016	8-K	001-35285	10.1	April 26, 2016
10.10		Protective Rights Agreement between Aviragen Therapeutics, Inc. and HealthCare Royalty Partners III, L.P. dated April 22, 2016	8-K	001-35285	10.2	April 26, 2016
10.11	#	Form of Employee Stock Option Agreement under the 2016 Equity Incentive Plan	10-Q	001-35285	10.1	May 8, 2017
10.12	#	2016 Equity Incentive Plan (included as Appendix A to the proxy statement)	DEF 14A	001-35285	—	September 27, 2016
10.13	#	Director Stock Option Agreement	S-4	333-222009	10.22	December 12, 2017
10.14		Form of Indemnification Agreement by and between Vaxart, Inc. and its Directors and Executive Officers.	8-K	001-35285	10.3	February 20, 2018
10.15	#	Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan, Stock Option Agreement, form of Notice of Stock Option Grant, form of Additional Terms and Conditions to Option and Stock Option Exercise Agreement	S-4/A	333-222009	10.24	December 29, 2017
10.16	#	Offer Letter, dated May 25, 2011, and Amendment to Offer Letter and Option Grant Agreement, dated October 1, 2011, by and between Vaxart, Inc. and Wouter W. Latour, M.D.	S-4/A	333-222009	10.25	December 29, 2017
10.17		Industrial Lease dated October 28, 2013, by and between Vaxart, Inc. and Oyster Point LLC	S-4/A	333-222009	10.26	December 29, 2017
10.18		Lease Agreement dated April 17, 2015, by and between Vaxart, Inc. and CRP Edgewater, LLC	S-4/A	333-222009	10.27	December 29, 2017
10.19		Loan and Security Agreement dated December 22, 2016, by and between Vaxart, Inc. and Oxford Finance LLC	S-4/A	333-222009	10.28	December 29, 2017

			Incorporated by Reference
Exhibit Number			Schedule/ Form	File Number	Exhibit	File Date
10.20		Second Amendment to the Loan Agreement, dated February 13, 2018, between Vaxart, Inc. and Oxford Finance LLC.	8-K	001-35285	10.1	February 20, 2018
10.21	#	Severance Benefit Plan and Form of Severance Benefit Plan Participation Notice.	8-K	001-35285	10.1	June 6, 2018
10.22		Settlement Agreement by and among Vaxart, Inc., Digirad Corporation, East Hill Management Company, LLC, and Aviragen Therapeutics, Inc.	8-K	001-35285	10.1	February 9, 2018
10.23		Form of Sales Agreement dated December 19, 2018 by and between Vaxart, Inc. and B. Riley FBR, Inc.	S-3	333-228910	1.2	December 20, 2018
10.24		Amended and Restated Warrant issued to Oxford Finance LLC, dated February 13, 2018.	8-K	001-35285	10.2	February 20, 2018
10.25		Form of Securities Purchase Agreement dated as of March 19, 2019, by and among Vaxart, Inc. and the Purchasers named therein.	8-K	001-35285	10.1	March 20, 2019
10.26		Form of Placement Warrant.	8-K	001-35285	10.3	March 20, 2019
16.1		Letter dated February 16, 2018 from Ernst & Young LLP to the Securities and Exchange Commission.	8-K	001-35285	16.1	February 20, 2018
21.1		List of Subsidiaries.	10-K	001-35285	21.1	February 6, 2019
23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm.	S-1/A	333-229536	23.1	April 8, 2019
23.2		Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney (see the signature page to the original filing of this registration statement on Form S-1).	S-1	333-229536		February 6, 2019

#
Management contract or compensation plan or arrangement.

+
Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to confidential treatment granted under Rule 24b-2 promulgated under the Exchange Act

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in the City of South San Francisco, State of California, on April 10, 2019.

VAXART, INC.
By:	/s/ WOUTER W. LATOUR, M.D. Wouter W. Latour, M.D. President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

/s/ WOUTER W. LATOUR, M.D. Wouter W. Latour, M.D.		President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	April 10, 2019
/s/ MARGARET A. ECHERD Margaret A. Echerd		Vice President, Corporate Controller (Principal Accounting Officer)	April 10, 2019
* Richard J. Markham		Chairman of the Board	April 10, 2019
* Michael J. Finney, Ph.D.		Director	April 10, 2019
* Anne M. VanLent		Director	April 10, 2019
* Geoffrey F. Cox, Ph.D.		Director	April 10, 2019
* John P. Richard		Director	April 10, 2019
By:	/s/ WOUTER W. LATOUR, M.D. Wouter W. Latour, M.D. Attorney-in-Fact

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Explanatory Note
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
SIGNATURES